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                                   EXHIBIT 21

                        SUBSIDIARIES OF SPX CORPORATION

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
                  NAME OF SUBSIDIARY                        STATE OR                  PERCENTAGE
                  AND NAME UNDER WHICH                      JURISDICTION                 OWNED
                  IT DOES BUSINESS                          OF INCORPORATION          BY REGISTRANT
                  ----------------                          -----------------         -------------
SPX Canada, Inc. ........................................   Canada - Dominion             100%
SPX Australia Pty. Ltd. .................................   Australia                     100%
SPX Europe AG ...........................................   Switzerland                   100%
SPX U.K. Ltd. ...........................................   United Kingdom                100%
SPX Deutschland Gmbh ....................................   Germany                       100%
SPX Italiana, S.R.L. ....................................   Italy                         100%
SPX France S.A. .........................................   France                        100%
IBS Filtran GmbH ........................................   Germany                        60%
SPX Netherlands. B.V. ...................................   The Netherlands               100%
Kent-Moore Do Brazil Industria & Commerce, Ltda. ........   Brazil                        100%
Sealed Power Technologies Limited Partnership ...........   Delaware                      100%
JATEK, Limited ..........................................   Japan                          80%
SPX Credit Corporation ..................................   Delaware                      100%
SPX Sales and Service Corporation .......................   Delaware                      100%
SPX Iberica, S.A. .......................................   Spain                         100%
Lowener GmbH ............................................   Germany                       100%
SPX de Mexico, S.A. de C.V. .............................   Mexico                        100%
AR Brasch Marketing Inc .................................   Michigan                      100%
Kodiak Partners Corporation .............................   Delaware                      100%
Kodiak Partners II Corporation ..........................   Delaware                      100%
SPX Risk Management Company .............................   Delaware                       85%
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